Calculation of Filing Fee Tables
SF-3
FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Asset-Backed Securities	Class A Asset-Backed Notes, Series FCFMOTA 2026 1	457(s)	1,200,000,000		$ 1,200,000,000.00	0.0001381	$ 165,720.00
Fees to be Paid	2	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCFMOTA 2026 1	457(s)	71,053,000		$ 71,053,000.00	0.0001381	$ 9,812.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,271,053,000.00		$ 175,532.42
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 36,569.16
			Net Fee Due:						$ 138,963.26
Offering Note
[1]	1a. Estimated solely for the purposes of calculation registration fee. 1b. Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

[2]	2a. Estimated solely for the purposes of calculation registration fee. 2b. Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Ford Credit Floorplan Master Owner Trust A	SF-3	333-283567	02/21/2025		$ 36,569.16	Asset-Backed Securities	Asset-Backed Notes, Series FCFMOTA 2025-2	264,802,000	$ 264,802,000.00
Fee Offset Sources		Ford Credit Floorplan Master Owner Trust A	SF-3	333-283567		10/01/2025						$ 36,569.16
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The co-Registrants previously registered $1,324,013,000 of securities on October 1, 2025 under the registration statement declared effective on February 21, 2025 of which this prospectus is a part, $264,802,000 of which securities remain unsold for which a filing fee of $36,569.16 was previously paid on October 1, 2025.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date